UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 26, 2016
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0001672326 (Commission File Number)	94-0787340 (IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed in its Current Report on Form 8-K filed on November 1, 2016 and as amended by Amendment No. 1 filed on November 3, 2016 and Amendment No. 2 filed on January 9, 2017 (collectively, the “Prior 8-K”) with the Securities and Exchange Commission (the “SEC”), on October 26, 2016, Yuma Energy, Inc., a Delaware corporation (the “Company”), completed the agreement and plan of merger and reorganization dated as of February 10, 2016, and as amended on September 2, 2016 (the “Merger Agreement”), with Yuma Energy, Inc., a California corporation (“Yuma California”), Yuma Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Subsidiary”), and Davis Petroleum Acquisition Corp. (“Davis”), providing for the merger of Yuma California with and into the Company (the “Reincorporation Merger”) and the merger of Merger Subsidiary with and into Davis (the “Merger”).

The Company is filing this Amendment No. 3 (“Amendment No. 3”) to the Prior 8-K to include the audited financial statements of Davis for the years ended December 31, 2015 and 2014. Except as set forth herein, this Amendment No. 3 does not amend, modify or update the disclosure contained in the Prior 8-K.

Item 9.01.
Financial Statements and Exhibits

(a)
Financial Statements of Business Acquired.

The audited consolidated financial statements of Davis for the years ended December 31, 2015 and 2014 are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(d)
Exhibits.

The following exhibit is included with this Amendment No. 3 to the Current Report on Form 8-K/A:

Exhibit No.	Description

99.4	Audited consolidated financial statements of Davis Petroleum Acquisition Corp. for the years ended December 31, 2015 and 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: January 18, 2017	Title:	President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

99.4	Audited consolidated financial statements of Davis Petroleum Acquisition Corp. for the years ended December 31, 2015 and 2014.